EXHIBIT 99.1

KIDOZ Inc.

Hansa Bank Building, Ground Floor

Landsome Road, The Valley

AI 2640, Anguilla, BWI

Ph: +1 888-374-2163

Fax: +1 604-694-0301

KIDOZ INC. ANNOUNCES NORMAL COURSE ISSUER BID

ANGUILLA, B.W.I., September 12, 2022 – Kidoz Inc. (TSXV:KIDZ) (the “Company”), mobile AdTech developer and owner of the market leading Kidoz Contextual Ad Network (www.kidoz.net) and the Kidoz Publisher SDK, announced today that it intends to, subject to receipt of regulatory approval, make a normal course issuer bid for its common shares (“Shares”) as appropriate opportunities arise from time to time.

Kidoz’s normal course issuer bid will be made in accordance with the policies of the TSX Venture Exchange (the “TSX-V”). Kidoz Inc. may purchase its Shares during the 12-month period commencing September 15, 2022 assuming receipt of regulatory approval. In the opinion of management and our board of directors, our common shares have recently traded in a price range that represents a substantial discount to the Company’s net asset value and does not reflect our underlying value.

Subject to the market price of its Shares and other considerations, Kidoz Inc., may acquire over the next 12 months up to 6,579,074 Shares, representing up to 5% of the issued and outstanding Shares. Any purchases will be made at market prices through the facilities of the TSX-V. The normal course issuer bid will be conducted through Kidoz Inc’s broker Research Capital Corporation.

For full details of the Company’s operations and financial results, please refer to the Securities and Exchange Commission website at www.sec.gov or the Kidoz Inc. corporate website at https://investor.kidoz.net or on the www.sedar.com website.

About KIDOZ INC.

Kidoz Inc. (TSXV:KIDZ) (www.kidoz.net) owns the leading COPPA & GDPR compliant contextual mobile advertising network that safely reaches hundreds of million kids, teens, and families every month. Google certified and Apple approved, Kidoz provides an essential suite of advertising technology that unites brands, content publishers and families. Trusted by Disney, Hasbro, Lego and more, the Kidoz Contextual Ad Network helps the world’s largest brands to safely reach and engage kids across thousands of mobile apps, websites and video channels. The Kidoz network does not use location or PII data tracking commonly used in digital advertising. Instead, Kidoz has developed advanced contextual targeting tools to enable brands to reach their ideal customers with complete brand safety. A focused AdTech solution provider, the Kidoz SDK and Kidoz Programmatic network have become essential products in the digital advertising ecosystem.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by the company) contains statements that are forward-looking, such as statements relating to anticipated future success of the company. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the company. For a description of additional risks and uncertainties, please refer to the company’s filings with the Securities and Exchange Commission. Specifically, readers should read the Company’s Annual Report on Form 10-K, filed with the SEC on March 30, 2022, and the prospectus filed under Rule 424(b) of the Securities Act on March 9, 2005 and the SB2 filed July 17, 2007, and the TSX Venture Exchange Listing Application for Common Shares filed on June 29, 2015 on SEDAR, for a more thorough discussion of the Company’s financial position and results of operations, together with a detailed discussion of the risk factors involved in an investment in Kidoz Inc.

For more information contact:

Henry Bromley

CFO

ir@kidoz.net

(888) 374-2163